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                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT, dated for reference October 19, 2001, is made

BETWEEN:

         BOLDER INVESTMENT PARTNERS, LTD., a body corporate with an office at 1450 Creekside Drive, Suite 800, Vancouver, British Columbia, V6J 5B3

                                                                 (the "Lender");

AND:

        PCSUPPORT.COM, INC., a Nevada corporation with an office at Suite 300, 3605 Gilmore Way, Burnaby, British Columbia, V5G 4X5

                                                               (the "Borrower").

WHEREAS:

A. The Borrower wishes to borrow and the Lender is willing to lend to the Borrower US$50,000 on the terms of this Agreement; and

B. The Borrower anticipates closing a private placement of up to 4,200,000 Common shares at US$0.12 per share in the near future (the "Private Placement"), a portion of the proceeds of which will be used to repay any amounts outstanding pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS

Where used in this Agreement, the following words and phrases shall have the following meaning:

    (a) "Agreement" means this Agreement and the schedules hereto, as at any time amended or modified and in effect;

    (b) "Charter" means the Memorandum and Articles, the Articles and By-Laws or other constating documents of the Borrower, as at any time amended or modified and in effect;

    (c) "Event of Default" means any event specified in subsection 6.1;




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    (d) "Loan" means the loan by the Lender to the Borrower established pursuant to subsection 3.1; and

    (e) "Note" means the promissory note to be made by the Borrower to the Lender as evidence of the Loan which shall substantially be in the form set out in Schedule "A".

2. INTERPRETATION

2.1 Governing Law

This Agreement is governed by the laws of the Province of British Columbia and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes under this Agreement.

2.2 Severability

If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

2.3 Parties In Interest

This Agreement enures to the benefit of and is binding on the parties hereto and their respective successors and permitted assigns.

2.4 Headings and Marginal References

The division of this Agreement into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

2.5 Currency

All statements of, or references to, dollar amounts in this Agreement mean lawful currency of the United States of America.

3. THE LOAN

3.1 Establishment of the Loan

The Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower $50,000. The Lender will advance the Loan to the Borrower upon execution of this Agreement.





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                                      - 3 -

3.2 Evidence of Indebtedness

Indebtedness of the Borrower to the Lender in respect of the Loan will be evidenced by the Note, which will be made by the Borrower to the Lender at the time of executing this Agreement.

3.3 Interest

The Borrower will pay interest to the Lender both before as well as after payment is due on the principal advanced under the Loan from the date of disbursement at 10% annually. Interest will be calculated and compounded quarterly in arrears and will be payable to the Lender at the end of each calendar quarter while the Loan is outstanding and at the time the Loan is repaid.

3.4 Repayment of the Loan

The Borrower will repay the Loan on the earlier of November 30, 2001 and the date the Borrower completes the Private Placement.

3.5 Prepayment of Loan

The Borrower may prepay the principal and interest outstanding under the Loan at any time without penalty, bonus or charges.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties

The Borrower represents and warrants to the Lender that:

    (a) the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, U.S.A.;

    (b) the Borrower has all requisite corporate power and authority to enter into this Agreement and to issue the Note and to carry out the obligations contemplated herein and therein;

    (c) this Agreement and the Note have been duly and validly authorized, executed and delivered by the Borrower and are valid obligations of it; and

    (d) no Event of Default and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing.

4.2 Survival of Representations and Warranties

All representations and warranties made herein will survive the delivery of this Agreement to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely on those representations and warranties. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under




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or pursuant to this Agreement will constitute representations and warranties made by the Borrower thereunder.

5. COVENANTS OF THE BORROWER

The Borrower covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

    (a) pay the principal sum, interest and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

    (b) duly observe and perform each and every of its covenants and agreements set forth in this Agreement and the Note; and

    (c) provide the Lender with immediate notice of any Event of Default.

6. EVENT OF DEFAULT

6.1 Definition of Event of Default

The principal balance of the Loan, costs and any other money owing to the Lender under this Agreement will immediately become payable upon demand by the Lender or, unless otherwise waived in writing by the Lender, in any of the following events:

    (a) if the Borrower defaults in any payment when due under this Agreement;

    (b) if the Borrower becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of the Borrower or if the Borrower is declared bankrupt or if a custodian or receiver be appointed for the Borrower under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for the Borrower;

    (c) if the Borrower defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed and such default has continued for a period of seven days after notice in writing has been given by the Lender to the Borrower specifying the default.

7. GENERAL

7.1 Waiver or Modification

No failure on the part of the Lender in exercising any power or right hereunder will operate as a waiver the power or right nor will any single or partial exercise of such right or power preclude



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any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender. No notice to or demand on the Borrower will entitle the Borrower to any other further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

7.2 Time

Time is of the essence of this Agreement.

7.3 Further Assurances

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

7.4 Assignment

The Borrower may not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Lender.

7.5 Costs

The Borrower will reimburse and pay the Lender any expenses reasonably incurred by the Lender with respect to the transaction contemplated by this Agreement, including the Lender's legal fees and disbursements.

8. NOTICES

8.1 Any notice under this Agreement will be given in writing and may be sent by fax, telex, telegram or may be delivered or mailed by prepaid post addressed to the party to which notice is to be given at the address indicated above, or at another address designated by that party in writing.

8.2 If notice is sent by fax, telex, telegram or is delivered, it will be deemed to have been given at the time of transmission or delivery.

8.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

8.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed the notice will be sent by fax, telex, telegram or will be delivered.



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9. AMENDMENTS

This Agreement may be amended waived discharged or terminated only by instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF the Lender and the Borrower have executed and delivered this Agreement.

BOLDER INVESTMENT PARTNERS, LTD.

By:        /s/ Paul Woodward
         -----------------------
         Authorized Signatory

By:
         -----------------------
         Authorized Signatory



PCSUPPORT.COM, INC.

By:        /s/ Mike McLean
         -----------------------
         Authorized Signatory



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                                  SCHEDULE "A"

           to the Loan Agreement dated for reference October 19, 2001 between Bolder Investment Partners, Ltd. and PCsupport.com, Inc.




                                 PROMISSORY NOTE

TO:  BOLDER INVESTMENT PARTNERS, LTD.                  Burnaby, British Columbia

FOR VALUE RECEIVED, PCSupport.com, Inc. ("Maker") hereby promises to pay to the order of Bolder Investment Partners, Ltd. (hereinafter referred to, together with any subsequent holder of this Note, as the "Holder"), on or before November 23rd, 2001 at 1450 Creekside Drive, Suite 800, Vancouver, British Columbia, V6J 5B3 or at such other address as may be specified by any Holder, the principal sum of $50,000 IN UNITED STATES FUNDS (hereinafter referred to as the "Principal Sum") plus accrued interest at the rate of ten percent (10%) per annum.

The Principal Sum or such amount thereof as is outstanding plus accrued interest as aforesaid shall become immediately due and payable upon November 23rd, 2001 or such earlier date as provided for in the loan agreement dated for reference October 19, 2001 entered into between the Maker and the Holder. The Maker shall be entitled to prepay the Principal Sum plus accrued interest at any time without penalty or bonus.

Maker and all parties now or hereafter liable for payment of this Note, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest, notice of dishonour and all other notices and demands whatever, (b) consent to impairment or release of collateral, extension of time for payment, and acceptance of late or partial payments, (c) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder, and (d) agree to pay all costs and expenses, including legal fees, which may be incurred by Holder in collecting this Note or in enforcing and realizing upon any security for this Note. In the event judgment is obtained upon this Note, Maker waives all rights and benefits under any law exempting its property from levy, execution, attachment or garnishment.

If any provision of this Note or of any other document securing or executed in connection with this Note is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Note, shall be affected by such invalidity or unenforceability, and there shall be deemed substituted for the invalid or unenforceable provision the most similar provision which would be valid and enforceable under applicable law.



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The Maker hereby acknowledges that it has been advised to seek independent legal advice with respect to this Note.

Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the Province of British Columbia.

Dated at Burnaby, British Columbia this 24th day of October, 2001.

SIGNED, SEALED AND DELIVERED by
PCSUPPORT.COM, INC.

Per:

             /s/ Mike McLean
-------------------------------------------
(Please sign)

               Mike McLean
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(Please print name of Authorized Signatory)